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                                    EX 10.4

                                      FIRST
                                    AMENDMENT
                                 TO THE KEYCORP
                        EXCESS CASH BALANCE PENSION PLAN


         WHEREAS, KeyCorp has established the KeyCorp Excess Cash Balance Pension Plan (the "Plan"), and

         WHEREAS, the Board of Directors of KeyCorp has authorized its Compensation and Organization Committee to permit amendments to the Plan, and

         WHEREAS, the Compensation and Organization Committee of the Board of Directors of KeyCorp has determined it desirable to amend the Plan and has accordingly authorized the execution of this First Amendment,

         NOW, THEREFORE, pursuant to such action of the Compensation Committee, the Plan is hereby amended as follows:

         1. ARTICLE III, Section 3.1 shall be amended to delete it in its entirety and to substitute therefore the following:

                  "3.1 ELIGIBILITY. Subject to the provisions of Article V hereof, a Participant shall be eligible for an Excess Pension Benefit hereunder if the Participant (i) terminates employment with an Employer on or after age 55 with five or more years of Credited Service, (ii) terminates his or her active employment with an Employer upon becoming Disabled after completing five or more years of Credited Service and disability benefits have ceased under the KeyCorp Long-Term Disability Plan due to the Participant's election of an Early or Normal Retirement under the Pension Plan, or (iii) dies after completing five years of Credited Service, and has a Beneficiary who is eligible for a benefit under the Pension Plan."

         2. ARTICLE IV, Section 4.1 shall be amended to add the following new paragraph at the end of such Section:

                  "Notwithstanding the foregoing provisions of this Section 4.1, however, in the event of the Participant's termination, Retirement or Disability and within twelve months of such termination, Retirement, or Disability date the Participant engages in any Harmful Activity, such Participant's distribution election (if other than a lump sum distribution) shall become null and void, and the Participant shall receive an immediate lump sum distribution of his or her vested Excess Pension Benefit.

                  For purposes of this Section 4.1, a "Harmful Activity" shall have occurred if the Participant shall do any one or more of the following:


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                   (i)   Use, publish, sell, trade or otherwise disclose
                         Non-Public Information of KeyCorp unless such prohibited activity was inadvertent, done in good faith and did not cause significant harm to KeyCorp.

                  (ii) After notice from KeyCorp, fail to return to KeyCorp any document, data, or thing in his or her possession or to which the Participant has access that may involve Non-Public Information of KeyCorp.

                  (iii) After notice from KeyCorp, fail to assign to KeyCorp all right, title, and interest in and to any confidential or non-confidential Intellectual Property which the Participant created, in whole or in part, during employment with KeyCorp, including, without limitation, copyrights, trademarks, service marks, and patents in or to (or associated with) such Intellectual Property.

                  (iv) After notice from KeyCorp, fail to agree to do any acts and sign any document reasonably requested by KeyCorp to assign and convey all right, title, and interest in and to any confidential or non-confidential Intellectual Property which the Participant created, in whole or in part, during employment with KeyCorp, including, without limitation, the signing of patent applications and assignments thereof.

                  (v) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, solicit or entice for employment or hire any KeyCorp employee.

                  (vi) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, call upon, solicit, or do business with (other than business which does not compete with any business conducted by KeyCorp) any KeyCorp customer the Participant called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not such information is or was non-public) while the Participant was employed at KeyCorp unless such prohibited activity was inadvertent, done in good faith, and did not involve a customer whom the Participant should have reasonably known was a customer of KeyCorp.

                  (vii) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, after notice from KeyCorp, continue to engage in any business activity in competition with KeyCorp in the same or a closely related activity that the Participant was engaged in for KeyCorp during the one year period prior to the termination of the Participant's employment.

                         For purposes of this Section 4.1 the term:

                         "INTELLECTUAL PROPERTY" shall mean any invention, idea, product, method of doing business, market or business plan, process, program, software, formula, method, work of authorship, or other information, or thing relating to KeyCorp or any of its businesses.


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                         "NON-PUBLIC INFORMATION" shall mean, but is not limited
                         to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., employees, customers, and suppliers) that are developed, owned, utilized, or maintained by an employer such as KeyCorp, and that of its customers or suppliers, and that are not generally known by the public.

                         "KEYCORP" shall include KeyCorp, its subsidiaries, and its affiliates."

         3. The Plan is hereby amended to add a new Article X to the Plan to read in its entirety as follows:

                                    ARTICLE X
                                    ---------
                                CHANGE OF CONTROL
                                -----------------

         Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, a Participant's interest in his or her Excess Pension Benefit shall vest, and the Participant shall be entitled to receive an immediate distribution of his or her Excess Pension Benefit, if on and after a Change of Control the Participant has at least five (5) years of Credited Service, and (i) the Participant's employment is terminated by his or her Employer and any other Employer without cause, or (ii) the Participant resigns within two years following a Change of Control as a result of the Participant's mandatory relocation, reduction in the Participant's base salary, reduction in the Participant's average annual incentive compensation (unless such reduction is attributable to the overall corporate or business unit performance), or the Participant's exclusion from stock option programs as compared to comparably situated Employees.

         For purposes of this Article X hereof, a "Change of Control" shall be deemed to have occurred if under a rabbi trust arrangement established by KeyCorp ("Trust"), as such Trust may from time to time be amended or substituted, the Corporation is required to fund the Trust to secure the payment of any Participants' Plan benefits payable hereunder because a "Change of Control" as defined in the Trust has occurred on and after January 1, 1999.

         4. The amendments set forth in Paragraphs 1 through 3 shall be effective as of January 1, 1999.

         5. Except as otherwise amended herein, the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, KeyCorp has caused this First Amendment to the Plan to be executed by its duly authorized officer to be effective as of the ___ day of July, 1999.


                                            KEYCORP

                                            By:
                                                --------------------------------

                                            Title:
                                                   -----------------------------


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